Exhibit 99.1

USA Truck Reports Record Fourth Quarter and Full-Year 2015 Results

●	4Q 2015 EPS Increases to $0.39 from $0.34 for 4Q 2014
●	Full-Year 2015 EPS Increases to $1.06 from $0.60 for 2014
●	Full-Year 2015 Adjusted EPS Increases to $1.27 from $0.76 for 2014
●	Initiatives to Accelerate Operational Improvements Take Hold
●	New Two Million Share Repurchase Program Authorized

Van Buren, AR – February 2, 2016 – USA Truck, Inc. (NASDAQ: USAK), a leading capacity solutions provider headquartered in Van Buren, AR, today announced its financial results for the three months and year ended December 31, 2015.

Vice Chairman Tom Glaser commented, “Our fourth-quarter results reflect the progress we have made improving profitability in our Trucking operations. The many initiatives we implemented to reenergize our Trucking turnaround, combined with Trucking’s strengthened leadership and the refreshing of our fleet, have enabled us to accelerate the progress underway. Our improved fourth-quarter results, particularly the 260-basis-point improvement in Trucking’s year-over-year operating ratio, illustrate the significant operating leverage the Company can build on as we move into 2016.”

For the fourth quarter of 2015, operating revenue was $118.0 million compared to $150.1 million for the prior-year period, reflecting improved pricing offset by lower volume. Base revenue, which excludes fuel surcharges, was $106.5 million compared to $125.8 million for the same period in the prior year. For the fourth quarter of 2015, net income increased to $3.9 million, or $0.39 per diluted share, up from $3.6 million, or $0.34 per diluted share, for the 2014 quarter. On an adjusted basis, the Company achieved earnings per diluted share of $0.38(a) for the 2015 fourth quarter, compared to $0.35(a) for the 2014 period.

Mr. Glaser continued, “We continue to focus on improving service to our customers, creating network and other efficiencies, lowering costs, and finally, continuing to strengthen the management and board leadership and culture of USA Truck to realize our significant potential. With the recent addition of Randy Rogers – a proven executive in logistics and transportation management – as USA Truck’s President, CEO and director, we have taken another key step that we believe will further strengthen our strategy as a capacity solutions provider. This includes the expansion of SCS, our asset-light business, which we believe offers compelling growth potential. As in 2015, we will continue our focus on improving return on invested capital, our core performance measure.”

President and CEO Randy Rogers added, “I am pleased to have joined USA Truck at such a meaningful time in its history. It has been exciting to see first-hand in the past few weeks the dedication and enthusiasm of USA Truck’s team members, who have been pivotal in transforming the culture and making this a great place to work. The progress made in such a short period in our Trucking business under our new leadership team is impressive and I look forward to working closely with them to generate further improvements. Furthermore, I believe our asset light business is built on a strong, scalable platform and I am excited about the opportunity to leverage my experience in logistics as we position our asset light business strategically to accelerate significant growth and to further position USA Truck as a leading capacity solutions provider.”

Full-Year Results

For the year ended December 31, 2015, operating revenue was $507.9 million compared to $602.5 million for the prior-year period. Base revenue, which excludes fuel surcharges, was $449.0 million compared to $494.3 million for 2014. Net income increased to $11.1 million from $6.3 million for 2014. For the year ended December 31, 2015, earnings per diluted share increased to $1.06 from $0.60 for the same period in the prior year. Included in earnings per diluted share for 2015 was $0.75 million, or $0.04, net-of-tax, per diluted share loss related to debt extinguishment and $2.7 million, or $0.17, net-of-tax, per diluted share relating to restructuring, severance and related costs. Included in earnings per share for 2014 was $2.8 million, or $0.16, net-of-tax, per diluted share related to defense costs. On an adjusted basis, the Company achieved earnings per diluted share of $1.27(a) for the year ended December 31, 2015 compared to $0.76(a) for 2014.

The following table includes key operating results and statistics by reportable segment (2014 has been recast to reflect the change in accounting principle for tires):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Trucking:		(Recast)		(Recast)
Operating revenue (in thousands)	$80,284	$106,265	$354,480	$423,495
Operating income (loss) (in thousands) (1)	$4,523	$3,216	$11,088	$(3,122)
Adjusted operating ratio (2)	93.9%	96.3%	95.5%	100.9%
Total miles (in thousands) (3)	42,758	52,471	186,686	215,479
Deadhead percentage (4)	13.5%	12.8%	12.6%	12.7%
Base revenue per loaded mile	$1.932	$1.898	$1.885	$1.788
Average number of in-service tractors (5)	1,804	2,194	1,970	2,202
Average number of seated tractors (6)	1,718	2,043	1,824	2,047
Average miles per seated tractor per week	1,894	1,954	1,963	2,019
Base revenue per seated tractor per week	$3,164	$3,233	$3,235	$3,151
Average loaded miles per trip	538	598	582	612

Strategic Capacity Solutions:
Operating revenue (in thousands)	$37,700	$43,807	$153,454	$178,982
Operating income (in thousands) (1)	$2,749	$4,370	$11,983	$20,775
Gross margin percentage (7)	18.3%	17.3%	18.0%	17.7%

(1)	Operating income or loss is calculated by deducting operating expenses from operating revenues.
(2)

Adjusted operating ratio is calculated as operating expenses less unusual items, net of fuel surcharge revenue, as a percentage of operating revenue excluding fuel surcharge revenue. See GAAP to non-GAAP reconciliation below.

(3)	Total miles include both loaded and empty miles.
(4)	Deadhead percentage is calculated by dividing empty miles into total miles.
(5)	Tractors include company-operated tractors in service, plus tractors operated by independent contractors.
(6)	Seated tractors are those occupied by drivers.
(7)	Gross margin percentage is calculated by taking revenue less purchased transportation expense and dividing that amount by revenue. This calculation includes intercompany revenues and expenses.

Balance Sheet and Liquidity

Executive Vice President and CFO Michael Borrows said, “During the quarter, we continued to support USA Truck’s operations through focused balance sheet management, which also included investing in ourselves through our share repurchase program authorized by the board. As of December 31, 2015, our total debt and capital lease obligations, net of cash, was $101.3 million and our stockholders’ equity was $93.8 million. Debt to Adjusted EBITDA(a) declined year-over-year, to 1.6x compared with 1.9x as of December 31, 2014.

“Since the end of 2014, the Company's balance sheet debt and capital lease obligations, net of cash, decreased by $16.0 million, while the outstanding obligations of financing provided by operating leases increased by $20.9 million, locking in the benefits of a favorable leasing environment. As of December 31, 2015, we had $90.8 million of borrowing availability under our revolving line of credit.”

Stock Repurchase Program

During the fourth quarter of 2015, USA Truck repurchased 707,759 shares of common stock (7.3% of total shares outstanding) under its stock repurchase program at a weighted average price of $18.69 per share for an aggregate purchase price of $13.2 million. As of December 31, 2015, 953,738 shares (9.9% of total shares outstanding) were purchased, and on January 8, 2016, the Company had repurchased the full one million shares of common stock included in the repurchase program authorized in August 2015.

The Company’s board of directors recently authorized the repurchase of up to an additional two million shares of the Company’s common stock. Mr. Rogers remarked, “Driving greater value to our stockholders will continue to be an important element of our capital allocation philosophy as we look to create value both as a capacity solutions leader and through the strategic use of the Company’s balance sheet and strong liquidity position.”

Any share repurchases will be made using a variety of methods, which may include open market purchases, privately negotiated transactions or block trades, or any combination of such methods, in accordance with applicable trading and other securities laws and regulations. The authorization expires in February 2019 unless earlier terminated or extended by the board of directors. Repurchased shares will be held as treasury stock and may be used for reissuance under the Company’s Employee Stock Purchase Plan or the Company’s 2014 Omnibus Incentive Plan, or for general corporate purposes as the board of directors may determine. Share repurchases are permitted under the Company’s primary credit facility and other contractual arrangements, subject to customary conditions.

The specific number of shares the Company ultimately repurchases, and the actual timing and amount of share repurchases, will depend on market conditions and other factors, as well as the applicable requirements of federal securities law. In addition, the stock repurchase program may be suspended, extended or terminated by the Company at any time without prior notice, and the Company is not obligated to purchase a specific number of shares.

Fourth-Quarter 2015 Conference Call Information

USA Truck will hold a conference call to discuss its fourth-quarter 2015 results on February 2, 2016 at 8:00 AM CT / 9:00 AM ET. To participate in the call, please dial 1-866-652-5200 (U.S./Canada) or 1-412-317-6060 (International), access code 10078425. A live webcast of the conference call will be broadcast in the Investor Relations section of the Company’s web site www.usa-truck.com, under the “Events & Presentations” tab of the “Investor Relation” menu. For those who cannot listen to the live broadcast, the presentation materials and an audio replay of the call will be available at our website, www.usa-truck.com, under the “Presentations” tab of the “Investors” menu. A telephone replay of the call will also be available through February 10, 2016 and may be accessed by calling 1-855-669-9658 and by referencing conference ID #10078425.

(a)About Non-GAAP Financial Information

In addition to our GAAP results, this press release also includes certain non-GAAP financial measures, as defined by the SEC. The terms “EBITDA”, “Adjusted EBITDA”, “Adjusted operating ratio”, and “Adjusted earnings per diluted share”, as we define them, are not presented in accordance with GAAP.

The Company defines EBITDA as net income, plus interest expense net of interest income, provision for income taxes, and depreciation and amortization. It defines Adjusted EBITDA as these items plus non-cash equity compensation, loss on extinguishment of debt and defense costs incurred primarily in connection with the unsolicited proposal to acquire USA Truck and the restructuring, severance and related costs. Adjusted operating ratio is calculated as operating expenses less restructuring, severance and related costs, net of fuel surcharges, as a percentage of operating revenue excluding fuel surcharge revenue. Adjusted earnings per diluted share is defined as income before income taxes plus loss on extinguishment of debt, defense costs and restructuring, severance and related costs reduced by our normalized income taxes, divided by weighted average diluted shares outstanding. These financial measures supplement our GAAP results in evaluating certain aspects of our business. We believe that using these measures improves comparability in analyzing our performance because they remove the impact of items from our operating results that, in our opinion, do not reflect our core operating performance. Management and the board of directors focus on EBITDA, Adjusted EBITDA, Adjusted operating ratio and Adjusted earnings per diluted share as key measures of our performance, all of which are reconciled to the most comparable GAAP financial measures and further discussed below. We believe our presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts the same information that we use internally for purposes of assessing our core operating performance.

EBITDA, Adjusted EBITDA, Adjusted operating ratio and Adjusted earnings per diluted share are not substitutes for their comparable GAAP financial measures, such as net income, cash flows from operating activities, operating margin, or other measures prescribed by GAAP. There are limitations to using non-GAAP financial measures. Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define these measures differently. Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated by our business or discretionary cash available to us to invest in the growth of our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

Pursuant to the requirements of Regulation G, we have provided reconciliations of EBITDA, Adjusted EBITDA, Adjusted earnings per diluted share and Adjusted operating ratio to GAAP financial measures at the end of this press release.

Cautionary Statement Concerning Forward-Looking Statements

Financial information in this press release is preliminary and based upon information available to the Company as of the date of this press release. As such, this information remains subject to the completion of our year end audit, which could result in changes, some of which could be material, to the preliminary information provided in this press release.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. These statements generally may be identified by their use of terms or phrases such as “expects,” “estimates,” “anticipates,” “projects,” “believes,” “plans,” “goals,” “intends,” “may,” “will,” “should,” “could,” “potential,” “continue,” “strategy,” “future” and terms or phrases of similar substance. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Accordingly, actual results may differ materially from those set forth in the forward-looking statements. Readers should review and consider the factors that may affect future results and other disclosures by the Company in its press releases, Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release might not occur. All forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by this cautionary statement.

References to the “Company,” “we,” “us,” “our” and words of similar import refer to USA Truck, Inc. and its subsidiary.

About USA Truck

USA Truck is a capacity solutions provider of transportation and logistics services that include truckload, dedicated contract carriage, intermodal and brokerage spot market throughout the continental United States, Mexico and Canada.

This press release and related information will be available to interested parties at our web site, www.usa-truck.com, under the “Financial Releases” tab of the “Investor Relations” menu.

Company Contact

Michael Borrows, EVP & CFO

USA Truck, Inc.

(479) 471-3523

Michael.Borrows@usa-truck.com

Investor Relations Contact

Harriet Fried / Jody Burfening

LHA

(212) 838-3777

hfried@lhai.com

USA TRUCK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(UNAUDITED)

(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
		(Recast) (1)		(Recast) (1)
Revenue:
Operating revenue	$117,984	$150,072	$507,934	$602,477

Operating expenses:
Salaries, wages and employee benefits	35,113	39,480	140,649	153,410
Fuel expense	11,316	23,936	58,511	116,092
Depreciation and amortization	7,529	10,676	37,480	44,071
Insurance and claims	3,681	6,557	21,183	24,910
Equipment rents	1,681	762	4,424	3,089
Operations and maintenance	8,304	11,962	39,644	45,634
Purchased transportation	39,341	42,574	161,370	172,117
Operating taxes and licenses	1,499	1,374	5,720	5,589
Communications and utilities	867	903	3,599	4,062
Gain on disposal of assets, net	(1,781)	(283)	(7,547)	(1,107)
Restructuring, severance and related charges	(151)	--	2,742	--
Other	3,313	4,545	17,088	16,957
Total operating expenses	110,712	142,486	484,863	584,824
Operating income	7,272	7,586	23,071	17,653

Other expenses (income):
Interest expense, net	565	737	2,237	3,008
Defense costs	--	171	--	2,764
Loss on extinguishment of debt	--	--	750	--
Other, net	93	193	743	245
Total other expenses, net	658	1,101	3,730	6,017
Income before income taxes	6,614	6,485	19,341	11,636
Income tax expense	2,677	2,933	8,272	5,351

Net income and comprehensive income	$3,937	$3,552	$11,069	$6,285

Net income per share information:
Average shares outstanding (basic)	10,033	10,374	10,337	10,356
Basic earnings per share	$0.39	$0.34	$1.07	$0.61

Average shares outstanding (diluted)	10,059	10,492	10,401	10,485
Diluted earnings per share	$0.39	$0.34	$1.06	$0.60

(1) During the third quarter of 2015, the Company changed its accounting policy for tires. Historical financial results have been recast to reflect the change in accounting principle.

GAAP TO NON-GAAP RECONCILIATIONS
(UNAUDITED)
(dollar amounts in thousands, except per share amounts) ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
		(Recast) (1)		(Recast) (1)
Net income	$3,937	$3,552	$11,069	$6,285
Add:
Depreciation and amortization	7,529	10,676	37,480	44,071
Income tax expense	2,677	2,933	8,272	5,351
Interest, net	565	737	2,237	3,008

EBITDA	$14,708	$17,898	$59,058	$58,715
Add:
Non-cash equity compensation	291	120	1,093	366
Defense costs	--	171	--	2,764
Restructuring, severance and related charges	(151)	--	2,742	--
Loss on debt extinguishment	--	--	750	--

Adjusted EBITDA	$14,848	$18,189	$63,643	$61,845

ADJUSTED EARNINGS PER SHARE RECONCILIATION

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
		(Recast) (1)		(Recast) (1)
Earnings per diluted share	$0.39	$0.34	$1.06	$0.60
Adjusted for:
Loss on debt extinguishment, net of tax	--	--	0.04	--
Restructuring, severance and related charges, net of tax	(0.01)	--	0.17	--
Defense costs, net of tax	--	0.01		0.16
Adjusted earnings per diluted share	$0.38	$0.35	$1.27	$0.76

(1) During the third quarter of 2015, the Company changed its accounting policy for tires. Historical financial results have been recast to reflect the change in accounting principle.

ADJUSTED OPERATING RATIO RECONCILIATION

Trucking Segment	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
		(Recast) (1)		(Recast) (1)
Revenue	$80,911	$106,418	$356,528	$424,082
Less: intersegment eliminations	627	153	2,048	587
Operating revenue	80,284	106,265	354,480	423,495
Less: fuel surcharge revenue	8,846	19,458	46,799	87,198
Base revenue	$71,438	$86,807	$307,681	$336,297
Operating expense	$75,761	$103,049	$343,392	$426,617
Adjusted for:
Restructuring, severance and related charges	151	--	(2,742)	--
Fuel surcharge revenue	(8,846)	(19,458)	(46,799)	(87,198)
Adjusted operating expense	$67,066	$83,591	$293,851	$339,419
Operating ratio	94.4%	97.0%	96.9%	100.7%
Adjusted operating ratio	93.9%	96.3%	95.5%	100.9%

(1) During the third quarter of 2015, the Company changed its accounting policy for tires. Historical financial results have been recast to reflect the change in accounting principle.

SCS Segment	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenue	$38,514	$48,417	$158,295	$192,924
Less: intersegment eliminations	814	4,610	4,841	13,942
Operating revenue	37,700	43,807	153,454	178,982
Less: fuel surcharge revenue	2,629	4,796	12,182	20,935
Base revenue	$35,071	$39,011	$141,272	$158,047
Operating expense	$34,951	$39,437	$141,471	$158,207
Adjusted for:
Fuel surcharge revenue	(2,629)	(4,796)	(12,182)	(20,935)
Adjusted operating expense	$32,322	$34,641	$129,289	$137,272
Operating ratio	92.7%	90.0%	92.2%	88.4%
Adjusted operating ratio	92.2%	88.8%	91.5%	86.9%

USA TRUCK, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands, except share data)

	December 31,	December 31,
	2015	2014
		(Recast) (2)
Assets
Current assets:
Cash	$87	$205
Accounts receivable, net of allowance for doubtful accounts of $608 and $1,020, respectively	53,324	71,186
Other receivables	5,094	5,604
Inventories	748	1,863
Assets held for sale	7,979	3,536
Income taxes receivable	6,159	—
Prepaid expenses and other current assets	4,876	5,197
Total current assets	78,267	87,591
Property and equipment:
Land and structures	32,910	31,596
Revenue equipment	289,045	348,251
Service, office and other equipment	22,156	18,812
Property and equipment, at cost	344,111	398,659
Accumulated depreciation and amortization	(137,327)	(182,964)
Property and equipment, net	206,784	215,695
Other assets	1,405	658
Total assets	$286,456	$303,944
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$24,473	$23,582
Current portion of insurance and claims accruals	10,706	10,230
Accrued expenses	8,836	8,252
Current maturities of long-term debt and capital leases	12,190	24,048
Total current liabilities	56,205	66,112
Deferred gain	701	589
Long-term debt and capital leases, less current maturities	89,245	93,464
Deferred income taxes	37,943	35,064
Insurance and claims accruals, less current portion	8,585	9,647
Total liabilities	192,679	204,876
Commitments and contingencies
Stockholders’ equity:
Preferred Stock, $.01 par value; 1,000,000 shares authorized; none issued	—	—
Common Stock, $.01 par value; 30,000,000 shares authorized; issued 11,946,253 shares, and 11,873,071 shares, respectively	119	119
Additional paid-in capital	67,370	65,850
Retained earnings	65,871	54,802
Less treasury stock, at cost (2,286,608 shares, and 1,340,438 shares, respectively)	(39,583)	(21,703)
Total stockholders’ equity	93,777	99,068
Total liabilities and stockholders’ equity	$286,456	$303,944

(2) The Company has early adopted ASU 2015-17 effective December 31, 2015 on a retrospective basis. Adoption of this ASU resulted in a reclassification of the Company’s net current deferred tax asset to the net non-current deferred tax liability in its Consolidated Balance Sheet as of December 31, 2015 and 2014.